EX-99.e.1.ii

AMENDMENT NO. 2

TO SCHEDULE I

TO THE DISTRIBUTION AGREEMENT

AS OF OCTOBER 1, 2013

     This Schedule to the Distribution Agreement between Delaware Group Income Funds and Delaware Distributors, L.P. entered into as of May 15, 2003 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

			Portion
		Total 12b-1	designated
		Plan Fee	as Service
		Rate (per	Fee Rate
		annum of	(per annum
		the Series’	of the
Series Name	Class Names	average	Series’	Effective Date
		daily net	average
		assets	daily net
		represented	assets
		by shares of	represented
		the Class)	by shares of
			the Class)
Delaware Core Bond Fund	Class A	.25%		September 29, 2009
	Class C	1.00%	.25%	September 29, 2009
	Class R	.50%		September 29, 2009
	Institutional Class			September 29, 2009
Delaware Corporate Bond	Class A	.25%		April 19, 2001
Fund
	Class B	1.00%	.25%	April 19, 2001
	Class C	1.00%	.25%	April 19, 2001
	Class R	.50%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Extended Duration	Class A	.25%		April 19, 2001
Bond Fund
	Class B	1.00%	.25%	April 19, 2001
	Class C	1.00%	.25%	April 19, 2001
	Class R	.50%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware High-Yield	Class A	.25%		April 19, 2001
Opportunities Fund
	Class B	1.00%	.25%	April 19, 2001
	Class C	1.00%	.25%	April 19, 2001
	Class R	.50%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Diversified	Class A	.25%		February 25, 2010
Floating Rate Fund
	Class C	1.00%	.25%	February 25, 2010
	Class R	.50%		February 25, 2010
	Institutional Class			February 25, 2010

DELAWARE DISTRIBUTORS, L.P.	DELAWARE GROUP INCOME FUNDS
DELAWARE DISTRIBUTORS, INC.,	on behalf of the Series listed on Schedule I
General Partner

By:	/s/ J. Scott Coleman	By:	/s/ Patrick P. Coyne
	Name: J. Scott Coleman		Name: Patrick P. Coyne
	Title: President		Title: President